Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of the February 21, 2024, by and among ALAMAR BIOSCIENCES, INC., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors” and the holders of Class A Common Stock (as defined below) listed on Schedule B hereto, each of which is herein referred to as a “Common Holder” and collectively as the “Common Holders”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A-1 Preferred Stock, par value $0.0001 per share, Series A-2 Preferred Stock, par value $0.0001 per share, Series A-3 Preferred Stock, par value $0.0001 per share and Series A-4 Preferred Stock, par value $0.0001 per share (collectively, the “Series A Preferred Stock”), Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), Series B-Plus Preferred Stock, par value $0.0001 per share (the “Series B-Plus Preferred Stock”) and/or shares of the Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Second Amended and Restated Investors’ Rights Agreement dated October 18, 2021 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the Preferred Majority (as such term is defined in the Prior Agreement);

WHEREAS, in order to induce certain Investors to purchase Series C Preferred Stock, (the “ Series C Preferred Stock” and collectively with the Founders’ Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series B-Plus Preferred Stock, the “Preferred Stock”) pursuant to terms and subject to the conditions of that certain Series C Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain Investors (the “Purchase Agreement”), the Company and certain Existing Investors holding the requisite number of shares of the Company desire to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. For purposes of this Agreement:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(b) The term “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(c) The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person. In the case of an Investor, the term “Affiliate” also includes (i) any of such Investor’s general partners, (ii) the fund manager managing such Investor (and general partners and officers thereof) and other funds managed by such fund manager, and (iii) trusts controlled by or for the benefit of any such Person referred to in (i) or (ii).

(d) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(e) The term “CFIUS” means the Committee on Foreign Investment in the United States.

(f) The term “CFIUS Filing” means a Declaration or CFIUS Notice.

(g) The term “CFIUS Notice” means a notification of a Potential CFIUS Transaction submitted to CFIUS pursuant to the DPA.

(h) The term “CFIUS Approval” means, following a CFIUS Filing with respect to a Potential CFIUS Transaction, the applicable Investor and the Company shall have received written notice from CFIUS stating that: (i) CFIUS has concluded that the Potential CFIUS Transaction is not a “covered transaction” and not subject to review under the DPA; (ii) CFIUS has completed an assessment of the Declaration or a review or investigation of the Potential CFIUS Transaction based on a CFIUS Notice and has concluded all action under the DPA; or (iii) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and either (A) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the Potential CFIUS Transaction or (B) the President has not announced a decision to take any action to suspend or prohibit the Potential CFIUS Transaction within fifteen (15) days after the earlier of (x) the date upon which CFIUS has completed its investigation of the Potential CFIUS Transaction or (y) the date on which CFIUS has referred the Potential CFIUS Transaction to the President for action.

(i) The term “Class A Common Stock” means shares of the Company’s Class A common stock, par value $0.0001 per share

(j) The term “Class B Common Stock” means shares of the Company’s Class B common stock, par value $0.0001 per share.

(k) The term “Common Stock” means, collectively, shares of the Company’s Class A Common Stock and Class B Common Stock.

(l) The term “Declaration” means (i) a mandatory declaration of a Potential CFIUS Transaction filed with CFIUS pursuant to the DPA if 31 C.F.R. §800.401(b) or (c) apply to such Potential CFIUS Transaction at issue or (ii) a voluntary declaration of a Potential CFIUS Transaction filed with CFIUS pursuant to the DPA.

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(m) The term “DPA” means Section 721 of the Defense Production Act of 1950, as amended, and all rules and regulations issued and effective thereunder.

(n) The term “Excluded Registration” means (i) a registration relating solely to the sale of securities of participants in a Company stock plan, (ii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(o) The term “Family Member” means a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

(p) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(q) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(r) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Sections 2.1, 2.3, 2.11 and 4.7.

(s) The term “Initial Offering” means the Company’s first Offering.

(t) The term “Offering” means the Company’s firm commitment underwritten public offering of its Common Stock or other equity securities to the public under the Act.

(u) The term “Potential CFIUS Transaction” means any subsequent offering or issuance of Shares pursuant to Section 3.4.

(v) The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(w) The term “Preferred Director” shall have the meaning set forth in the Restated Certificate.

(x) The term “Preferred Majority” shall have the meaning set forth in the Restated Certificate.

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(y) The term “Sanctioned Party” means any Person: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (which as of the date of this Agreement comprise Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine (“Restricted Countries”)); (ii) 50% or more owned or controlled by the government of a Restricted Country; or (iii) (A) designated on a sanctioned parties list administered by the United States, European Union, or United Kingdom, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, and the UK’s Consolidated Sanctions List (collectively, “Designated Parties”); or (B) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such Person is are prohibited pursuant to applicable Sanctions.

(z) The term “Sanctions” means applicable laws and regulations pertaining to trade and economic sanctions administered by the United States, European Union, or United Kingdom.

(aa) The term “Qualified Public Offering” shall have the meaning set forth in the Restated Certificate.

(bb) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(cc) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) the shares of Class A Common Stock issued to the Common Holders (as appropriately adjusted for any stock split, dividend, combination or other recapitalization); provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 2.1, 2.3, 2.11, 3.1, 3.2, 3.4 and 4.7 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion and/or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under Section 2 of this Agreement are not assigned.

(dd) The term “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time.

(ee) The term “Restricted Securities” shall mean the securities of the Company required to be notated with the legend set forth in Subsection 2.13(b) hereof.

(ff) The term “Rule 144” shall mean Rule 144 under the Act.

(gg) The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(hh) The term “Rule 405” shall mean Rule 405 under the Act.

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(ii) The term “SEC” shall mean the Securities and Exchange Commission.

(jj) The term “Series A Director” shall have the meaning set forth in the Restated Certificate.

(kk) The term “Series B Director” shall have the meaning set forth in the Restated Certificate.

(ll) The term “Series C Director” shall have the meaning set forth in the Restated Certificate.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering a written request from the Holders of at least twenty-five (25%) of the Registrable Securities then outstanding (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

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(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected or remain effective at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than an Excluded Registration).

(d) For purposes of Subsection 2.1(c)(ii), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.1(b), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

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(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering, (ii) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (iii) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Holder other than a Common Holder (and that such Holder has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and Family Members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

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2.3 Form S-3 Registration. In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities (for purposes of this Section 2.3, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $10,000,000;

(iii) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than an Excluded Registration);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.3;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

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(vi) if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than any registration which would be an Excluded Registration pursuant to clauses (i), (ii) and (iv) of such definition), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(c) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

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(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

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In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 of this Agreement and; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement. All expenses incurred in connection with a registration requested pursuant to Section 2.3 of this Agreement, including, without limitation, all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in such registration effected pursuant to Section 2.3 of this Agreement.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act); for such Holder and each Person, if any, who controls such Holder or underwriter or such financial advisor within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus contained therein, or any Free Writing Prospectus, any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter or financial advisor controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter or financial advisor, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter or financial advisor, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or financial advisor or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the net proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company under the Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company under the Act), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s Family Member or trust for the benefit of an individual Holder or any of such Holder’s Family Members, or provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 4.10.

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2.12 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter of the applicable Offering, during the period commencing on the date of the public filing of the Registration Statement relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (for an Initial Offering) such period not to exceed one hundred eighty (180) days (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the Stand-Off Effective Date, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, in cash or otherwise. This Section 2.12 shall not apply to (i) the sale of any shares to an underwriter pursuant to an underwriting agreement or the sale of any shares acquired in the Initial Offering or in the open market following the Initial Offering, (ii) the transfer of any shares to any trust for the direct or indirect benefit of a Holder or any Family Member of such Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, or (iii) the transfer of any shares owned by a Holder in the Company to its Affiliates, provided that the Affiliate of the Holder agrees to be bound in writing by the restrictions set forth herein, and , and (iv) shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into substantially similar agreements. This Section 2.12 shall only be applicable to the Initial Offering. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders that are subject to agreements, based on the number of shares subject to such agreements.

(b) The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 2.12 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

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2.13 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge or transfer, except pursuant to the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Act. A transferring Holder will cause any proposed purchaser, pledgee or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions, and upon the conditions specified in, this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the Initial Offering, Rule 144, in each case, to be bound by the terms of this Section 2.13.

(b) Each certificate, instrument or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.13(c)) be notated with legends substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

“THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.13. Before any proposed sale, pledge or transfer of any Restricted Securities, unless there is in effect a registration statement under the Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge or transfer; provided that no such notice shall be required if (x) the Initial Offering has occurred; and (y) the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge or transfer of the Restricted Securities may be effected without registration under the Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge

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or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration. Each certificate, instrument or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.13(b), except that such certificate, instrument or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Act.

2.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate; provided that any Holder that is a Sanctioned Party shall not be entitled to exercise any right provided for in Section 2.

3. Covenants of the Company.

3.1 Delivery of Financial Statements.

(a) The Company shall deliver to each Investor (or transferee of an Investor) that holds at least 2,000,000 shares of Registrable Securities (as appropriately adjusted for any stock split, dividend, combination or other recapitalization) (a “Major Investor”):

(i) as soon as practicable, but in any event within one hundred and eighty (180) days after the end of each fiscal year of the Company an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial statements audited by a “Big Four” accounting firm (or such other accredited international accounting firm acceptable to the Board of Directors (with any such acceptance or approval requiring a majority of the Preferred Directors) or the Major Investors, which for the avoidance of doubt, shall include Moss Adams LLP only with respect to the audit of the Company’s year-end financial statements for the calendar year ending on December 31, 2023), in accordance with the US Generally Accepted Accounting Principles (“GAAP”);

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

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(iii) as soon as practicable, but in any event within thirty (30) days of the first quarter of each fiscal year, a budget or revised budget on a monthly basis and business plan for the next fiscal year approved by the Board of Directors (including a majority of the Preferred Directors), and prepare a financial report on a quarterly basis;

(iv) as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, provided, however, that the Company’s duty under this Section 3.1(a)(iv) may also be satisfied by providing access to the Company’s account on Carta.com or other software based capitalization table management program; and

(v) such other information relating to the financial condition, business or corporate affairs of the Company as such Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (iv) or any other subsection of Section 3.1 to provide information that (A) it deems in good faith to be a trade secret or similar highly confidential proprietary information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company sets up any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(b) Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its directors, officers, accountants and advisors, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that (a) it deems in good faith to be a trade secret or similar highly confidential proprietary information or (b) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

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3.3 Assignment; Termination of Information and Inspection Covenants.

(a) The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the sale of securities pursuant to a registration statement under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur and (c) the consummation of a Liquidation Event as that term is defined in the Restated Certificate.

3.4 Right of First Offer. Subject to the terms and conditions specified in this Section 3.4 and applicable securities laws, the Company hereby grants to each Major Investor a right of first offer with respect to future offering, issuances or sales by the Company of its New Securities (as hereinafter defined); provided that the Company shall not be obligated to offer or sell any New Securities to any person or entity that is a Sanctioned Party. For purposes of this Section 3.4, the term “Major Investor” includes any Affiliates of a Major Investor.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (excluding any such shares or securities for which the rights under this Section 3.4 have previously been waived) (“New Securities”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 4.5 (the “Offer Notice”) to the Major Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered and (iii) the price and terms upon which it proposes to offer such New Securities.

(b) By written notification received by the Company within twenty (20) days after the giving of the Offer Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor (assuming full conversion, exercise and/or exchange of all convertible, exercisable and/or exchangeable securities then outstanding) bears to the total number of Registrable Securities issued and held by all Major Investors (assuming full conversion, exercise and/or exchange of all convertible, exercisable and/or exchangeable securities then outstanding). At the expiration of such twenty (20) days period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the number of shares of New Securities available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) days period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase, subscribe for or acquire, in addition to the number of shares of Registrable Securities specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stocks of the Company (assuming full conversion, exercise and/or exchange of all convertible, exercisable and/or exchangeable securities then outstanding) then held, by such Fully Exercising Investor bears to the total number of shares of Common Stocks of the Company then outstanding

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(assuming full conversion, exercise and/or exchange of all convertible, exercisable and/or exchangeable securities then outstanding) then held, by all Fully Exercising Investors who wish to purchase such unsubscribed New Securities. The closing of any sale and issue by the Company pursuant to this Section 3.4(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of the New Securities pursuant to Section 3.4(c).

(c) If all New Securities that Major Investors are entitled to obtain pursuant to Section 3.4(b) of this Agreement are not elected to be obtained as provided in Section 3.4(b) of this Agreement, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.4(b) of this Agreement, offer the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.4 shall not be applicable to any shares excluded from the definition of “Additional Stock” in the Restated Certificate (including any securities from which such exemptions from Additional Stock were derived). In addition to the foregoing, the right of first offer in this Section 3.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) (A) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (B) such offering of Shares is otherwise being offered only to accredited investors or (ii) the issuance of securities, which constitutes a Potential CFIUS Transaction, to such Major Investor constitutes a “covered control transaction” or “covered investment” requiring, pursuant to the DPA, a CFIUS Filing unless either (A) such Major Investor agrees to pay the Company’s reasonable attorneys’ fees and other costs associated with such Declaration and, to the extent CFIUS Approval is not received after submission of such Declaration, reasonable attorneys’ fees and other costs associated with a subsequent CFIUS Notice or (B) the Board waives such requirement set forth in clause (A).

(e) The rights provided in this Section 3.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to its Affiliates if each such Affiliate agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement (as such terms are defined in the Purchase Agreement), as an investor under each such agreement.

(f) The covenants set forth in this Section 3.4 shall terminate and be of no further force or effect upon the consummation of (i) the Initial Offering (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) a Liquidation Event, as that term is defined in the Restated Certificate.

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3.5 Observer Rights. The Company shall invite a representative of Qiming (“Qiming” means, collectively, QIMING VENTURE PARTNERS VI, L.P., QIMING MANAGING DIRECTORS FUND VI, L.P., Qiming Venture Partners VIII Investments, LLC and Qiming Venture Partners VIII-HC, L.P.), a representative of Sands Capital Life Sciences Pulse Fund II, L.P. (“Sands Capital”), a representative of Samsara BioCapital L.P. (“Samsara”) Yiyuan Yin, and George Lee to attend all meetings of its Board, in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials at the same time and in the same manner that it provides to its directors in connection therewith; provided, however, that such representative shall not disclose and agree to hold in confidence all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is a competitor of the Company; provided, that none of Qiming, Sands Capital or Illumina Ventures shall be deemed to be a competitor of the Company. Any observer shall be required to enter into a confidentiality agreement containing substantially similar terms as those set forth in Section 3.8 of this Agreement with the Company prior to the exercise of the rights contained in this Section 3.5. For the avoidance of doubt, in no event will (x) the non-voting observer representative of any stockholder that is a venture capital or private equity fund described in this Section 3.5 owe any fiduciary duties to the Company or its shareholders, whether by law or contract; or (y) this Section 3.5 impair, diminish or otherwise modify the fiduciary duties of any representative or designee of any stockholder that is a venture capital or private equity fund serving as a director of the Company.

3.6 Directors and Officers Insurance. The Company has, as of the date hereof, directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board with coverage of at least two million dollars ($2,000,000), and will cause such insurance policy to be maintained until such time as the Board (including a majority of the Preferred Directors) determine that such insurance should be discontinued.

3.7 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all

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of the rights of recovery of such Fund Director against the Company. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.

3.8 Confidentiality. Each Investor agrees, severally and not jointly, that such Investor (a) will keep confidential, (b) will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) and (c) will protect to the same degree as it protects its own confidential information any confidential information obtained from the Company pursuant to the terms of this Agreement (including, without limitation, notice of the Company’s intention to file a registration statement), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.10 by such Investor), (ii) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (iii) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (A) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided that such Persons are under a contractual or legal obligation to preserve the confidentiality of such information; (B) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.8; (C) to any existing Affiliate or limited partner of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (D) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure as permitted by law (each Person contemplated by clause (A), (B) and (C), a “Permitted Disclosee”). Investor shall be fully responsible for any use or disclosure of the confidential information by its Permitted Disclosees as if such Permitted Disclosees were Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (x) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.8, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (y) making any disclosures required by law, rule, regulation or court or other governmental order. Notwithstanding the foregoing, (A) no notice to the Company shall be required in respect of disclosures to regulatory or self-regulatory bodies or authorities having jurisdiction over the applicable Investor or its Affiliates in connection with routine audits or regulatory examinations, and (B) each Investor and its Affiliates shall be permitted to disclose the fact of its investment in the Company, along with its investment amount and a description of the business of the Company (which does not include any confidential information of the Company), in any of its general marketing efforts.

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3.9 Right to Conduct Activities. The Company hereby agrees and acknowledges that Sands Capital, Sherpa Healthcare Fund II, L.P. (together with Sherpa Healthcare Co-Investment Fund, L.P., “Sherpa”), Zhuhai Xiaxian Business Administration L.P.(“Xiaxian”), Samsara, Qiming, Illumina Ventures (“Illumina”), Pura Vida X Fund LP (“Pura Vida”), LMR Holdings I Limited (“H Investor I”) and LMR Holdings II Limited (“H Investor II”, together with Sands Capital, Sherpa, Xiaxian, Samsara, Qiming, Illumina, Pura Vida and H Investor I, the “VC Investors”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this agreement shall preclude or in any way restrict the VC Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company. The Company hereby agrees that, to the extent permitted under applicable law, each VC Investor shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by a VC Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of a VC Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

3.10 Board Matters. The Board shall meet at least quarterly each fiscal year, unless otherwise agreed by the majority of the Board. To the extent the corporation establishes any committee under the Board or incorporates any subsidiaries, the Series A Directors, the Series B Director, and the Series C Director shall have the right to join each such committee and board of directors or the subsidiaries.

3.11 CFIUS Covenants. In the event the Company determines a Potential CFIUS Transaction with respect to an Investor or group or of Investors constitutes a “covered control transaction” or “covered investment” requiring a CFIUS Filing, each of the Company and such Investor or Investors hereto agrees to use its reasonable best efforts to do or cause to obtain CFIUS Approval. Such reasonable best efforts shall include the following:

(a) Engage in the pre-notice consultation process with CFIUS;

(b) As promptly as practicable, either (A) file with CFIUS a Declaration regarding the Potential CFIUS Transaction or (B) submit a draft CFIUS Notice to CFIUS regarding the Potential CFIUS Transaction;

(c) If a Declaration has been filed in accordance with clause (ii) above, as promptly as practicable and, in any event, within fifteen (15) business days after the receipt by the parties of written notification (including by e-mail) from CFIUS that, based on its assessment of the Declaration, CFIUS either (1) requests the parties submit a CFIUS Notice or (2) is not able to complete action under the DPA on the basis of the Declaration, file a draft CFIUS Notice in accordance with the DPA;

23

(d) As promptly as practicable, and in any event, within five (5) business days after receipt by the parties of CFIUS notification (including by telephone or by e-mail) that CFIUS has no further comment on a draft CFIUS Notice submitted in accordance with either clause (ii) or (iii) above, submit to CFIUS a formal CFIUS Notice in accordance with the DPA;

(e) Promptly and, in all events, within the timeframes set forth in the DPA, provide any information requested by CFIUS or any other agency or branch of the U.S. government in connection with a CFIUS Filing or obtaining CFIUS Approval; and

(f) With respect to such Investor or Investors, such reasonable best efforts shall also include agreeing to any reasonable condition, restriction or other action required by CFIUS in order to obtain CFIUS Approval.

3.12 Board Approval of Certain Compensation. For so long as Yuling Luo is serving as a member of the Board and as an employee of the Company (including, without limitation, as an executive officer of the Company), Dr. Luo shall recuse himself from any vote of the Board relating to his compensation.

3.13 Foreign Exchange Compliance. As soon as practicable and in any event prior to the incorporation of the Company’s direct or indirect PRC subsidiary, the Company and the Founders (as defined in the Purchase Agreement) shall obtain each stockholder of the Company who is also a PRC resident to (X) complete relevant foreign exchange registration under the Circular 37, or (Y) exit from the Company. For the purpose of this Agreement, “Circular 37” means the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Special Purpose Companies (《关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》 ), effective as of July 4, 2014.

3.14 Anti-corruption. The Company shall not, and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-US public official, in each case, in violation of the Foreign Corrupt Practices Act of the US (“FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

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3.15 General Compliance. The Company shall conduct its business in compliance with all applicable laws, including but not limited to all applicable laws regulating the principal business issued or to be issued from time to time and all applicable employment and labor laws, duly and timely file (giving effect to any permitted extensions) all tax returns or reports required to be filed with tax authorities and promptly pay all taxes, assessments and governmental charges levied or assessed upon them or any of its properties (unless contesting the same in good faith and adequate provision has been made therefore). The Company shall obtain, make and maintain in effect, all material consents, approvals and licenses from the relevant governmental authority or other entity required in respect of the due and proper establishment and operations of the Company, especially the carrying out of its principal business, in accordance with applicable laws.

3.16 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement, dated as of May 20, 2020, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of the Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

3.17 Employee Agreements. The Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant / independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) subject to applicable law, each key employee to enter into a one (1) year non-competition and non-solicitation agreement, substantially in the form approved by the Board of Directors.

3.18 Employee Stock. Unless otherwise approved by the Board of Directors (including a majority of the Preferred Directors), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.12. Unless approved by the Board of Directors (including a majority of the Preferred Directors), no restricted stock or option agreements, as applicable, shall provide for acceleration of vesting upon any occurrence. Without the prior approval by the Board of Directors (including a majority of the Preferred Directors), the Company shall not amend, modify, terminate, waive or

25

otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 3.18. In addition, unless otherwise approved by the Board of Directors (including a majority of the Preferred Directors) the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s Initial Offering and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

3.19 Real Property Holding Corporation. Promptly following (and in any event within ten (10) days after receipt of) written request by an Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no Preferred Stock then outstanding.

3.20 Termination of Certain Covenants. The covenants set forth in Sections 3.4, 3.5, 3.6, 3.7, 3.11, 3.12, 3.16 and 3.18 shall terminate and be of no further force or effect upon the consummation of (a) the Qualified Public Offering; (b) a Liquidation Event, as that term is defined in the Restated Certificate or (d) with respect to any Investor that is or becomes a Sanctioned Party, for so long as such Investor is a Sanctioned Party.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including, without limitation, permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law and Dispute Resolution. This Agreement shall be governed the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Any dispute, controversy or claim arising out of or relating to this Agreement, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration by JAMS in accordance with the JAMS International Arbitration Rules. The tribunal will consist of three arbitrators. The arbitration shall be conducted in Delaware. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may pursue injunctive or other equitable relief at any time from any court of competent jurisdiction.

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4.3 Counterparts. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at 47071 Bayside Pkwy, Fremont, CA 94538, Attention: President; with copy which shall not constitute notice to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, 550 Allerton Street, Redwood City, CA 94063, Attention: Ivan Gaviria; Email: [***] and to the other parties at the addresses set forth on Schedule A (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).

4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7 Entire Agreement; Amendments. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 3.1, Section 3.2, Section 3.3 and Section 3.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Preferred Majority; provided, however, that in the event that such amendment or waiver adversely affects the express obligations or rights herein of the Common Holders in a different manner than the express obligations or rights herein of the other Holders, such amendment or waiver shall also require the written consent of the Common Holders holding a majority of the shares of Common Stock then held by all Common Holders, provided further, that any amendment or waiver that affects any Investor in a disproportionate and adverse manner than the effect of such amendment or waiver on all other Investors shall require the written consent of the Investor so disproportionately and adversely affected. The provisions of Section 3.1, Section 3.2, Section 3.3 and Section 3.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Preferred Majority; provided further that the Company may in its sole discretion waive compliance with any provision of this Agreement if observance of the terms would cause the Company or any Investor to be in violation of applicable

27

Sanctions. Notwithstanding anything in this Section 4.7 to the contrary, the provisions of Section 3.5 (solely as it relates to Sands Capital) and Section 3.9 (solely as it relates to Sands Capital) and this sentence of Section 4.7 may be amended or waived with the consent of Sands Capital. Notwithstanding anything in this Section 4.7 to the contrary, the provisions of Section 3.5 (solely as it relates to Samsara) and Section 3.9 (solely as it relates to Samsara) and this sentence of Section 4.7 may be amended or waived with the consent of Samsara. Notwithstanding anything in this Section 4.7 to the contrary, the provisions of Section 3.5 (solely as it relates to Qiming) and Section 3.9 (solely as it relates to Qiming) and this sentence of Section 4.7 may be amended or waived with the consent of Qiming. Notwithstanding anything in this Section 4.7 to the contrary, the provisions of Section 3.9 (solely as it relates to Sherpa) and this sentence of Section 4.7 may be amended or waived with the consent of Sherpa. Notwithstanding anything in this Section 4.7 to the contrary, the provisions of Section 3.9 (solely as it relates to Xiaxian) and this sentence of Section 4.7 may be amended or waived with the consent of Xiaxian. Notwithstanding anything in this Section 4.7 to the contrary, the provisions of Section 3.9 (solely as it relates to Pura Vida) and this sentence of Section 4.7 may be amended or waived with the consent of Pura Vida. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, each Common Holder and the Company. For the avoidance of doubt, Registrable Securities do not include any shares held by a person or entity that is a Sanctioned Party.

4.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including, without limitation, affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Company’s capital stock occurring after the date of this Agreement.

4.10 Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

ALAMAR BIOSCIENCES, INC.

By:	/s/ Yuling Luo
Name: Yuling Luo
Title: Chief Executive Officer

Address: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDERS:

Yuling Luo

By:	/s/ Yuling Luo

The Luo-Chen Family Irrevocable Gift Trust

By:	/s/ Lian Luo
Name: Lian Luo
Title: Trustee

Email Address: [***]

Address: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDERS:

Shiping Chen

By:	/s/ Shiping Chen

Email Address: [***]

Address: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDERS:

Yiyuan Yin

By:	/s/ Yiyuan Yin

Email Address: [***]

Address: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Sherpa Healthcare Fund II, L.P.

By:	/s/ Daqing Cai
Name: Daqing CAI (蔡大庆)
Title: Authorized Signatory

Sherpa Healthcare Co-Investment Fund, L.P.

By:	/s/ Daqing Cai
Name: Daqing CAI (蔡大庆)
Title: Authorized Signatory

Zhuhai Xiaxian Business Administration L.P.

By:	/s/ Daqing Cai
Name: Daqing CAI (蔡大庆)
Title: Authorised Representative

Address: [***]

With copies to:
Address: [***]
Attn: Luke Zhang (张振宇)

E-mail: [***]

Tel: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Sands Capital Life Sciences Pulse Fund II, L.P.

By: Sands Capital Life Sciences Pulse Fund II-GP, L.P., its general partner

By: Sands Capital Life Sciences Pulse Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

Address:	[***]

Email Address: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

FOR AND ON BEHALF OF MORNINGSIDE VENTURE INVESTMENTS LIMITED

By:	/s/ Jill Marie Franklin
Name: Jill Marie Franklin
Title: Authorized Signature

By:	/s/ Frances Richard
Name: Frances Richard
Title:

Morningside Venture Investments Limited c/o THC Management Services S.A.M.
[***]
Email: [***]
Fax: [***]

with copies to:
Springfield Financial Advisory Ltd
[***]
Email: [***]
Fax: [***]

and to:
McCarthy Legal Services LLC
[***]
Fax: [***]
Telephone: [***]
Email: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

QIMING VENTURE PARTNERS VI, L.P., a Cayman Islands exempted limited partnership
By:	QIMING GP VI, L.P. a Cayman Islands exempted limited partnership
Its:	General Partner
	By:	QIMING CORPORATE GP VI, LTD. a Cayman Islands exempted company
	Its:	General Partner

	By:	/s/ Ryan K. Baker
Name: Ryan K. Baker
Title: Authorized Signatory

QIMING MANAGING DIRECTORS FUND VI, L.P., a Cayman Islands exempted limited partnership
By:	QIMING CORPORATE GP VI, LTD., a Cayman Islands exempted company
Its:	General Partner

	By:	/s/ Ryan K. Baker
Name: Ryan K. Baker
Title: Authorized Signatory

Registered Address of Cayman entities:

[***]

Notice to:
[***] Phone: [***] Email: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Qiming Venture Partners VIII Investments, LLC, a Cayman Islands Limited Liability Company

By:	/s/ Ryan K. Baker
Name: Ryan K. Baker
Title: Manager

Qiming Venture Partners VIII-HC, L.P.
By: Qiming GP VIII-HC, LLC, its general partner

By:	/s/ Ryan K. Baker
Name: Ryan K. Baker
Title: Authorized Signatory

Registered Address of Cayman entities:
[***]

Notice to:
[***] Phone: [***]
Email: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ILLUMINA INNOVATION FUND II, L.P.

By: Illumina Innovation Fund II GP, L.L.C.
Its General Partner

By:	/s/ Nicholas Naclerio
Name: Nicholas Naclerio
Title: Managing Member

Address: [***]

Facsimile:
E-mail: [***]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS’ AGREEMENT

FOR ALAMAR BIOSCIENCES, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

LMR HOLDINGS I LIMITED

By:	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Authorized Signatory

INVESTOR:

LMR HOLDINGS II LIMITED

By:	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Authorized Signatory

Address: [***]

Attn: Michael YI and Hao ZHANG

Email: [***]

With copies to (which shall not constitute notice to):

[***]

Goodwin Procter LLP

[***]

Email: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SAMSARA BIOCAPITAL, L.P.
By: Samsara BioCapital GP, LLC, General Partner

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju, MD, PhD
Title: Managing Member

Notice to:
[***]

Email: [***]

[***]

Email: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Kenson Ventures LLC

By:	/s/ Kenneth Fong
Name: Kenneth Fong
Title: Managing Director

Address: [***]

Email: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Bruker Scientific LLC

By:	/s/ Gerald N. Herman
Name: Gerald N. Herman
Title: Treasurer

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Danaher Ventures LLC

By:	/s/ Jeffrey Szekeres
Name: Jeffrey Szekeres
Title: Authorized Signatory

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Hercules Capital, Inc.

By:	/s/ Prentis Robinson III
Name: Prentis Robinson III
Title: Associate General Counsel

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Hercules BioVenture II, L.P.

By:	/s/ Jyan Ming Yang
Name: Jyan Ming Yang
Title: General Partner

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Hercules Bioventure, L.P.

By:	/s/ Jyan Ming Yang
Name: Jyan Ming Yang
Title: General Partner

Address: [***]

E-mail: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Mark Hildebrand

By:	/s/ Mark Hildebrand

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Zhengwei Xu

By:	/s/ Zhengwei Xu

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Albert Y. and Anna W. Wang Family Trust

By:	/s/ Albert Wang
Name: Albert Wang
Title: Trustee

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Harbinger Ruyi II Venture Limited

By:	/s/ Teh-chien Chou
Name: Teh-chien Chou
Title: President

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Harbinger Ruyi Venture Limited

By:	/s/ Teh-chien Chou
Name: Teh-chien Chou
Title: President

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Harbinger VIII Venture Capital Corp.

By:	/s/ Teh-chien Chou
Name: Teh-chien Chou
Title: President

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Holly Spirit Company, Ltd.

By:	施纯坚
Name: Chun-Chieh Shih
Title: General Manager

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Shih-Wen Fu

By:	/s/ Shih-Wen Fu

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Megan S. Lee

By:	/s/ Megan S. Lee

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Lin Mei

By:	/s/ Lin Mei

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

R. Randolph Scott

By:	/s/ R. Randolph Scott

Address: [***]
Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Abundant Delight Limited

By:	/s/ Sha Wang
Name: Sha Wang
Title: Director

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Noel Jee

By:	/s/ Noel Jee

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Timothy O. White Revocable Trust

By:	/s/ Timothy O. White
Name: Timothy O. White
Title: Trustee

Address: [***]

Email Address: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Pura Vida X Fund LP
By: Pura Vida Investments, LLC in its capacity as investment manager to Investor

By:	/s/ Efrem Kamen
Name: Efrem Kamen
Title: Managing Member

Business Address: [***]

Registered Address: [***]

With notice to:

c/o Pura Vida Investments, LLC
[***]
tel: [***]
email: [***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Chi-Chen Lee

By:	/s/ Chi-Chen Lee
Address: [***]

Email: [***]

SCHEDULE A

SCHEDULE OF INVESTORS

SCHEDULE B

SCHEDULE OF COMMON HOLDERS